EXHIBIT 99.1

Camber Energy Discloses Communication From NYSE American

HOUSTON, TX / ACCESSWIRE / November 11, 2022 – Camber Energy, Inc.’s, (NYSE: American) (“Camber” or the “Company”) announced that on November 7, 2022 it received a letter from the NYSE American (the “Exchange”) advising that the Company’s securities have been selling for a substantial period of time at a low price per share, which the Exchange determined to be a 30 day trading average price of less than $0.20 per share and, as a result, pursuant to Section 1003(f)(v) of the NYSE American Company Guide, the Company’s continued listing is predicated on demonstrating sustained price improvement or effecting a reverse stock split of its common stock within a reasonable period of time, which the Exchange has determined to be no later than May 7, 2023.

The Company intends to closely monitor the price of its common stock and consider available options if its common stock does not trade at a consistent level likely to result in the Company regaining compliance in a timely manner, including, if necessary, carrying out a reverse stock split (subject to stockholder approval at the Company’s 2023 annual meeting, which we presently anticipate will be held in May 2023, or at an earlier special meeting of stockholders, if required to implement the terms of such reverse stock split).

The letter from the Exchange has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the Exchange during this period, subject to the Company’s compliance with the other listing requirements of the Exchange; however, the Exchange can take accelerated delisting action in the event that the Company’s common stock trades at levels viewed to be abnormally low.  The Company’s common stock will continue to trade under the symbol “CEI”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The letter from the Exchange does not affect the Company's ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

About Camber Energy, Inc.

Camber Energy, Inc. is a growth-oriented diversified energy company. Through its majority-owned subsidiary, Camber provides custom energy & power solutions to commercial and industrial clients in North America and owns interests in oil and natural gas assets in the United States. The company's majority-owned subsidiary also holds an exclusive license in Canada to a patented carbon-capture system, and has a majority interest in: (i) an entity with intellectual property rights to a fully developed, patent pending, ready-for-market proprietary Medical & Bio-Hazard Waste Treatment system using Ozone Technology; and (ii) entities with the intellectual property rights to fully developed, patent pending, ready-for-market proprietary Electric Transmission and Distribution Open Conductor Detection Systems.  For more information, please visit the company's website at www.camber.energy.

Forward-Looking Statements

This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Any statements that are not historical facts contained in this press release are "forward-looking statements", which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of global economic conditions or economic conditions with respect to the oil and gas industry, the COVID-19 pandemic, the performance of management, actions of government regulators, vendors, and suppliers, our cash flows and ability to obtain financing, competition, general economic conditions, an outbreak or escalation of armed hostilities or acts of war or terrorism and other factors that are detailed in Camber’s filings with the Securities and Exchange Commission. We intend that all forward-looking statements be subject to the safe-harbor provisions.

Contact Information

Investors and Media:

Tel. 281.404.4387 (ext. 3)